UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2019

ASSOCIATED CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37387	47-3965991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (203) 629-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

  On February 5, 2019, the Board of Directors of Associated Capital Group, Inc. (“Associated Capital”) elected Elisa M. Wilson to serve as a director of Associated Capital.  Ms. Wilson will stand for election at the 2019 annual meeting of Associated Capital’s shareholders to be held on May 7, 2019.  Ms. Wilson has served as a director of GAMCO Investors, Inc.  (NYSE:GBL) (“GAMCO”), a company under common control with Associated Capital, since February of 2009 and she is a shareholder and, since January 2019, a director of GGCP, Inc. (“GGCP”), the private company deemed to control Associated Capital and GAMCO.

Ms. Wilson is the President and a trustee of the Gabelli Foundation, Inc., a Nevada private charitable trust.  She also serves as a director of the Metro New York Chapter of the American Red Cross and the Breast Cancer Alliance and she is a member of the Board of Regents of Boston College.  Ms. Wilson earned a B.A. from Boston College and an M.A., Ed.M from Columbia University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Capital Group, Inc.

By: /s/ Francis J. Conroy

Francis J. Conroy
Interim Chief Financial Officer

Date:February 6, 2019